Exhibit 99.1

For more information, please contact:
William D. Snider
Chief Financial Officer
(720) 956-6598
bsnider@uwbank.com

FOR IMMEDIATE RELEASE

UNITED WESTERN BANCORP, INC. REPORTS
2009 THIRD QUARTER RESULTS

•
Company completed public offering of 20,000,000 shares of common stock at a price of $4.00 per share for net proceeds of $74.4 million, which were received on September 22, 2009.  On October 14, 2009, Company issued an additional 1,961,325 shares and received net proceeds of $7.4 million, total of $81.8 million raised.

•	Company’s leverage ratio increased to 7.43% at September 30, 2009 from 4.51% at December 31, 2008.
•	Company contributed $62.1 million of offering proceeds to United Western Bank®, which increased capital ratios: core capital to 8.77%, total risk based capital to 11.07%.
•	Net loss for the third quarter of 2009 of $8.7 million, compared to net income of $4.0 million for the second quarter of 2009.
•	Community bank deposits increased 100%, or $193 million, and total deposits including custodial escrow balances are up over $289 million since year end 2008.
•	Liquidity held in cash and due from banks was $569 million at September 30, 2009.
•
Net interest margin contracted to 2.84% for the third quarter of 2009 due to higher levels of liquidity maintained on the balance sheet.  Excess liquidity reduced the net interest margin an estimated 47 basis points in the third quarter of 2009.

•	Community bank held for investment nonperforming loans remained unchanged at $24.6 million, or 2.31% of the community bank held for investment loans portfolio.
•
Community bank held for investment allowance for credit losses increased $1.8 million to $26.4 million; $10.1 million provision for credit losses expense, net of charge-offs during the quarter, increased allowance as a percentage of the entire held for investment portfolio to 2.21%.

•	Total nonperforming asset ratio grew slightly to 1.59% at September 30, 2009 compared to 1.34% at June 30, 2009.

Denver – November 4, 2009. United Western Bancorp, Inc. (NASDAQ: UWBK) (the “Company”), a Denver-based holding company whose principal subsidiary, United Western Bank® (the “Bank”), is a community bank focused on expansion across Colorado’s Front Range market and selected mountain communities, announced results for its 2009 third quarter.

For the third quarter of 2009, the Company incurred a loss from continuing operations of $8.7 million.  On September 22, 2009, the Company issued 20 million shares of its common stock in a public offering.  Had these shares been outstanding for the entire third quarter, the loss per share for the quarter would have been $(.30).  Based on the weighted average number of shares that were outstanding during the period the loss was $(.95) per share.  The loss was attributable to three principal factors: (i) $10.1 million of provision for credit losses, or $6.3 million net of tax, (ii) a net other-than-temporary impairment charge on non-agency mortgage backed securities of $2.8 million, or $1.7 million net of tax, and (iii) during the third quarter, the Company held approximately $370 million of short term liquidity on its balance sheet, which resulted in an approximate 47 basis point reduction in net interest margin for the period.  The Company reported a loss from continuing operations for the second quarter of 2009 of $33.7 million, or ($4.71) per share, and income from continuing operations for the third quarter of 2008 of $1.5 million, or $.21 per diluted share.  See Appendix I to this earnings release for a reconciliation of our adjusted core earnings and weighted average shares outstanding.

Scot T. Wetzel, President and Chief Executive Officer said: “During the third quarter, we successfully raised $74.4 million, net of expenses, in a common stock offering, and together with an over-allotment option exercised in October, we raised a total of $81.8 million net of expenses.  Our community bank deposits increased $193 million, or 100%, during the first nine months of the year, as consumers and businesses seek a solid community banking franchise for their funds.  We were cautious in the utilization of this liquidity, which resulted in high cash balances on our balance sheet that negatively impacted our net interest margin. We continue to focus on working diligently and strategically for our customers and shareholders.”

William D. Snider, Chief Financial Officer, said: “We continued with our efforts to strengthen the balance sheet and plan for the future.  The balance sheet strengthening actions in the third quarter included increasing capital, increasing liquidity, and risk reduction through increased reserves, a decline in exposure to construction and development loans and increasing core community bank deposits.  We increased the Company’s leverage ratio by almost 300 basis points to 7.43% with our equity raise, reduced exposure to land loans, and added to the allowance which grew to 2.21% in total and 2.47% for community bank loans.  At September 30, 2009, nonperforming community bank loans held for investment were $24.6 million.  Net charge-offs for the third quarter of 2009 were $8.4 million.  Net interest margin declined 48 basis points to 2.84% for the third quarter of 2009 compared to 3.32% for the second quarter of 2009. This was principally due to a decline in the yield on interest earning assets caused by higher levels of liquidity that we maintained on our balance sheet.”

Net Interest Income, Yield on Assets, Cost of Liabilities

		Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008
	(Dollars in thousands)
Interest and dividend income	$25,236	$25,975	$29,151
Interest expense	8,202	7,595	8,109
Net interest income before provision for credit losses	$17,034	$18,380	$21,042

Yield on assets	4.20%	4.69%	5.51%
Cost of liabilities	1.48%	1.50%	1.73%
Net interest spread	2.72%	3.19%	3.78%
Net interest margin	2.84%	3.32%	3.99%

•
Average community bank loans increased $35.2 million in the third quarter of 2009 to $1.167 billion as compared to $1.132 billion for the second quarter of 2009.  The yield on community bank loans declined eight basis points to 5.34% for the third quarter as compared to 5.42% for the second quarter as a result of an increase in the average balance of nonperforming construction and development loans, which reduced interest income approximately $259,000. The yield on community bank loans in the year ago quarter was 6.19%, when the average prime rate of interest was 175 basis points higher than for the quarter ended September 30, 2008.

•
Average wholesale assets declined $76.8 million in the third quarter of 2009 to $838.5 million as compared to $915.2 million in the second quarter of 2009.  The yield on wholesale assets declined eighteen basis points to 4.42% in the third quarter of 2009 as compared to 4.60% in the second quarter of 2009.  The principal cause of the decline in the yield was due to adjustable rate residential loans that have repriced to current rates. In the year ago period, average wholesale assets were $1.1 billion and yielded 4.99%.

•
Average other interest earning assets increased $209.4 million based on our decision to maintain additional liquidity on our balance sheet in the current environment together with strong deposit growth. The average balance of other interest earning assets was $382 million for the third quarter, compared to $172.7 million for the second quarter.  The yield was 26 basis points for the third quarter compared to 36 basis points in the second quarter.

•
The Company’s cost of interest-bearing liabilities declined two basis points to 1.48% for the third quarter, compared with 1.50% for the second quarter.  This decrease can be primarily attributed to the decline in rates paid on certificates of deposit. The average balance of interest bearing liabilities increased $172.7 million, which caused interest expense to increase over the second quarter level.  In the year ago period the cost of interest-bearing liabilities was 1.73%.

•
We expect net interest margin to improve prospectively from the following actions: (i) future reductions in our institutional deposit base in order to reduce excess liquidity, (ii) continued disciplined loan pricing and (iii) fourth quarter 2009 maturities of certain higher-cost wholesale funding.

Provision for Credit Losses

	Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008
	(Dollars in thousands)
Net interest income before provision for credit losses	$17,034	$18,380	$21,042
Provision for credit losses	10,106	6,278	2,203
Net interest income after provision for credit losses	$6,928	$12,102	$18,839

•	In the third quarter of 2009, provision for credit losses was $10.1 million, compared with $6.3 million for the second quarter of 2009 and $2.2 million for the third quarter of 2008.
•
Net charge-offs of community bank loans held for investment for the quarter ended September 30, 2009 were $8.3 million, compared to $842,000 for the second quarter of 2009, and $13,000 for the third quarter of 2008.  There were four relationships in our C&D portfolio that accounted for $6.9 million of the net charge-offs in the third quarter of 2009, including the complete charge-off of one out-of-market loan, and another loan that the Bank successfully moved to real estate owned as part of its classified asset management strategy.

•	Overall at September 30, 2009, our allowance for credit losses as a percent of loans held for investment increased to 2.21%, as compared to 2.02% at June 30, 2009 and 1.16% at September 30, 2008.
•	The allowance for loan losses attributed to community bank loans as a percent of community bank loans for the periods shown above was 2.47%, 2.26%, and 1.33%, respectively.
•
Based on constant review of our loan portfolio, the current level of delinquencies and our outlook for the economic environment in the short run, we considered it prudent to continue to build our reserves in the quarter.

Noninterest Income

	Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008
	(Dollars in thousands)
Custodial, administative and escrow services	$101	$171	$174
Loan administration	1,070	1,038	1,175
Gain on sale of loans held for sale	1,244	331	418
Loss on sale of available for sale securities	-	(46,980)	-
Total other-than-temporary impairment ("OTTI") losses	(3,244)	(892)	(4,110)
Portion of OTTI losses recognized in other comprehensive income before taxes	443	289	-
Net OTTI losses recognized in earnings	(2,801)	(603)	(4,110)
Other	427	642	1,115
Total noninterest income (loss)	$41	$(45,401)	$(1,228)

•
The Company incurred OTTI charges on three of its non-agency mortgage-backed securities in the third quarter of 2009.  Two securities subject to OTTI were the same securities for which OTTI was incurred in the second quarter of 2009 and third quarter of 2008.  The other security subject to an OTTI charge in the third quarter of 2009 was a security that demonstrated weaknesses in performance similar to the other OTTI securities; the charge was $2 million for this other security.

•
Gain on sale of SBA originated loans improved in the third quarter and there is evidence of a recovery of this market activity.  We believe it is possible that this business sector will allow for increased levels of sales in future quarters.

Noninterest Expense

	Quarter Ended
	September 30, 2009	June 30, 2009	September 30, 2008
	(Dollars in thousands)
Compensation and employee benefits	$6,995	$6,554	$6,764
Subaccounting fees	6,377	3,983	4,365
Lower of cost or fair value adjustment on loans held for sale	300	252	610
Occupancy and equipment	895	823	716
Other	6,459	8,187	4,473
Total noninterest expense	$21,026	$19,799	$16,928

•
Compensation and employee benefits increased $441,000 to $7.0 million in the third quarter compared with $6.6 million in the second quarter.  The increase in the third quarter of 2009 compared to the second quarter of 2009 was the result of an increase in incentive compensation related to loan originations, deposit growth and loan sales for the period and modestly higher medical insurance costs.

•
After the completion of the sale of certain assets of UW Trust at the end of June 2009, the Company incurred subaccounting fees on the custodial deposits transferred to the buyer.  During the third quarter of 2009, the increase of $2.4 million in subaccounting fees was the result of this sale.  Between the third quarter of 2009 and the third quarter of 2008, the fee increased as a result of the sale of certain assets of UW Trust, adjusted for decline in the underlying index upon which the subaccounting fees are tied.

•
The fair value adjustment on loans held for sale increased $48,000 between the third quarter of 2009 and the second quarter of 2009. During the third quarter, an increase in the level of delinquencies required an addition to the valuation account.

•
Other expense decreased $1.7 million between the third quarter of 2009 and the second quarter of 2009.  During the second quarter of 2009, the Company incurred a $1.8 million loss on the disposition of legacy assets owned by a non-core subsidiary, and a $672,000 loss at the UWBK Colorado Fund LLC, incurred on a loan that paid off in full at United Western Bank. In addition, between the second quarter of 2009 and the third quarter of 2009, there was an $888,000 decline in FDIC assessments, principally the result of the $1.1 million special assessment incurred during the second quarter.  Partially offsetting these declines was an increase in real estate owned expense and loan collection expenses of approximately $1.3 million.

Income Taxes.  For the quarter ended September 30, 2009, the Company’s effective tax rate was (38.2%).  The Company’s tax rate was 25.5% for the second quarter of 2009 and (118.2%) for the third quarter of 2008.

Balance Sheet. The Company’s assets were $2.63 billion at September 30, 2009, compared with $2.26 billion at December 31, 2008 and $2.24 billion at September 30, 2008. Assets grew $368 million in the first nine months of 2009 due to $289 million of deposit growth, including escrow balances, our equity capital raise, and our decision to maintain increased liquidity on our balance sheet.

Loan Portfolio
The table below includes loans held for investment:

	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
	(Dollars in thousands)
Community bank loans:
Commercial real estate	$476,319	$453,283	$434,399	$417,780
Construction	277,143	306,732	277,614	243,401
Land	98,527	101,676	123,395	122,332
Commercial	155,787	161,308	134,435	131,128
Multifamily	18,663	25,223	20,381	20,128
Consumer and mortgage	44,140	43,150	49,440	44,481
Premium, net	186	192	216	223
Unearned fees	(4,896)	(5,333)	(3,565)	(3,407)
Total community bank loans	1,065,869	1,086,231	1,036,315	976,066

Wholesale loans:
Residential	94,400	101,824	125,630	132,632
SBA purchased loans - guaranteed	68,193	71,149	80,110	84,677
Premium on SBA purchased, guaranteed portions	6,162	6,348	7,084	7,548
Premium, net	154	324	345	106
Total wholesale loans	168,909	179,645	213,169	224,963
Total loans	$1,234,778	$1,265,876	$1,249,484	$1,201,029

•
At September 30, 2009, community bank loans held for investment increased $30 million from December 31, 2008 inclusive of the $43.1 million note received in connection with the UW Trust asset sale.  Absent the UW Trust asset sale note, community bank loans decreased a modest $14 million in the first nine months of 2009, which is consistent with our balance sheet management plan implemented in 2008.

•
We are reducing our exposure to construction and development (“C&D”) loans.  As a percentage of the total held for investment loan portfolio, C&D loans decreased to 30.4% at September 30, 2009 compared to 32.1% at December 31, 2008.  In addition, our land loan exposure declined $24.9 million in that same period.  We have established a goal to reduce C&D loans to 25% of our total held for investment loan portfolio.  Commitments to fund C&D loans declined to $42.8 million at September 30, 2009 compared to $151.2 million at December 31, 2008.

•	In the first nine months of 2009, wholesale loans declined $44.3 million as a result of repayments.

Asset Quality
The following table sets forth our nonperforming assets from our held for investment portfolio as of the dates indicated:

	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
	(Dollars in thousands)
Residential	$3,729	$3,867	$3,238	$2,425
SBA purchased loans - guaranteed	-	-	791	728
Total wholesale	3,729	3,867	4,029	3,153

Commercial real estate	7,583	9,164	1,311	885
Construction and development	16,239	14,258	2,900	4,713
Commercial and industrial	756	1,036	283	146
SBA originated, guaranteed portions	50	101	124	88
Total community bank	24,628	24,559	4,618	5,832
Total nonperforming loans held for investment	28,357	28,426	8,647	8,985
REO	13,325	3,920	4,417	2,693
Total nonperforming assets	$41,682	$32,346	$13,064	$11,678

Nonperforming residential to residential loans	3.95%	3.80%	2.58%	1.83%
Nonperforming community bank to community bank loans	2.31%	2.26%	0.45%	0.60%
Total nonperforming HFI loans to total HFI loans	2.30%	2.25%	0.69%	0.75%
Total nonperforming assets to total assets	1.59%	1.34%	0.58%	0.52%

•
Total nonperforming assets have increased as shown in the table above.  During the third quarter, there was a modest decline in nonperforming wholesale loans partially offset by a modest increase in community bank nonperforming, and in total nonperforming loans declined slightly in the third quarter of 2009 as compared to the second quarter of 2009.  We continue to manage these problem loans with anticipatory actions including conducting regular reviews of loans, obtaining current independent appraisals, and taking other appropriate actions to work with our customers to a satisfactory resolution.

•
During the third quarter of 2009, we moved the largest nonperforming asset as of June 30, 2009 into real estate owned, which resulted in a $6.9 million increase in REO.  In addition, we moved two other former community bank loans totaling $2.2 million at September 30, 2009 into real estate owned.  The balance of the increase was due to wholesale residential foreclosures during the period.

The table below shows the nonperforming loans that are held for sale which are subject to the fair value adjustment for loans held for sale:

	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
	(Dollars in thousands)
Residential	$9,663	$8,849	$6,493	$5,786
Total wholesale	9,663	8,849	6,493	5,786

Multifamily	1,511	1,511	6,759	337
Total community bank	1,511	1,511	6,759	337
Total nonperforming loans held for sale	$11,174	$10,360	$13,252	$6,123

•
Nonperforming residential loans increased $814,000 in the third quarter.  This increase is generally consistent with delinquency trends in the national marketplace. There were no residential charge-offs from the held for sale portfolio during the period.

•	Multifamily nonperforming loans held for sale did not change for the third quarter and represents one loan in the process of foreclosure.

Investment Securities

•
At September 30, 2009, the Company’s held to maturity mortgage-backed investment security portfolio had an amortized cost of $363 million. The Company’s available for sale mortgage-backed investment security portfolio had a fair value of $35 million, or approximately $3 million below cost.

•
As shown above in noninterest income, the Company incurred $2.8 million net other-than-temporary impairment charges (“OTTI”) on three private label mortgage-backed securities during the third quarter of 2009.  To date these securities have been written down to 39% of the remaining unpaid principal balance, which represents our best estimate of anticipated recovery.

•
Our exposure to non-agency mortgage-backed securities decreased $33 million from repayments in the third quarter and decreased $134 million since December 31, 2008 as a result of the previously disclosed sale of $47 million of mortgage-backed securities secured by option-adjustable-rate mortgage loans during the second quarter and year-to date repayments.  At September 30, 2009, risk based capital regulations required the Bank to allocate $86.9 million of capital to support the $333.2 million book value of non-agency mortgage-backed securities portfolio, of which $77.1 million of capital was allocated to $138.0 million of nonagency mortgage-backed securities subject to the direct credit substitute methodology.

•
The level of repayments has positively impacted the values of non-agency mortgage-backed securities in the third quarter of 2009 as well as resulting in a corresponding reduction in risk of loss related to those repayments.  However, a continued increase in the levels of delinquencies, foreclosures and incurred losses by the underlying loans that collateralize mortgage-backed securities owned by the Company may result in additional OTTI charges prospectively.

Deposits. At September 30, 2009, deposits, including custodial escrow balances, increased $289 million to $2.04 billion, as compared with $1.75 billion at December 31, 2008. Community bank deposits increased $92 million, or 32%, in the third quarter of 2009 to $385 million at September 30, 2009, versus $293 million at June 30, 2009.  During the third quarter of 2009, community bank deposits increased as a result of successful marketing efforts which resulted in higher money market account balances and certificates of deposit.

Capital. At September 30, 2009, after completion of the Company’s common equity raise, the Company’s equity leverage ratio was 7.43% compared with 5.35% at June 30, 2009.  At September 30, 2009, the Bank’s Tier-1 core capital, total risk-based and Tier-1 risk-based capital ratios were 8.77%, 11.07% and 9.82%, respectively, all of which are in excess of regulatory requirements of 5%, 10% and 6%, respectively.

The Office of Thrift Supervision (“OTS”) conducted a regularly scheduled examination of the Company’s and Bank’s condition as of March 30, 2009.  Upon completion of the examination the OTS found certain matters that required the attention of management and the Company’s and the Bank’s Board of Directors.  The Bank has received a proposed memorandum of understanding from the OTS and although the memorandum of understanding has not yet been finalized, once finalized and executed the memorandum of understanding could require the Company and the Bank to take certain actions concerning capital, dividends, debt and stock redemptions, and asset and liability concentrations.  The Company expects that the terms of the memorandum of understanding will be finalized in the near future.

Conference Call
Any investor or interested individual can listen to the teleconference, which is scheduled to begin at 9:00 AM MST (11:00 AM EST) on Thursday, November 5, 2009. To participate in the teleconference, please call toll-free 1-877-941-2333 (or 1-480-629-9692 for international callers) approximately 10 minutes prior to the start time. You may also listen to the teleconference live on the Company’s website, www.uwbancorp.com, and accessing the Investor Relations tab, or by accessing http://www.talkpoint.com/viewer/starthere.asp?Pres=128492.  The teleconference may include forward-looking statements.

For those unable to attend, an archive of the conference call will be hosted on our website.

About United Western Bancorp, Inc.
Denver-based United Western Bancorp, Inc. is focused on developing its community-based banking network through its subsidiary, United Western Bank, by strategically positioning branches across Colorado’s Front Range market and certain mountain communities. This area spans the eastern slope of the Rocky Mountains – from Pueblo to Fort Collins, and from metropolitan Denver to the Roaring Fork Valley. United Western Bank plans to grow its network to an estimated ten to twelve community bank locations over the next three to five years. In addition to community-based banking, United Western Bancorp, Inc. and its subsidiaries offer deposit services to institutional customers and custodial, administrative, and escrow services through its wholly owned subsidiary, UW Trust Company. For more information, please visit our web site at www.uwbancorp.com.

Forward-Looking Statements
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties.  Forward-looking statements include information concerning our liquidity, exposure to C&D loans, management of nonperforming loans, and community bank implementation and business strategy. These statements often include terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate,” “continue,” “could,” “should,” “would,” “intend,” “projects,” or the negative thereof or other variations thereon or comparable terminology and similar expressions.  As you consider forward-looking statements, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to: the successful implementation of our community banking strategies; the ability to secure, timing of, and any conditions imposed thereon of any, regulatory approvals or consents for new branches or other contemplated actions; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including but not limited to interest rate fluctuations, level of delinquencies, defaults and prepayments, increased competitive challenges, and expanding product and pricing pressures among financial institutions; changes in financial market conditions, either internationally, nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development, real estate prices and other recent problems in the commercial and residential real estate markets; demand for loan products and financial services; unprecedented fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing; increases in the levels of losses, customer bankruptcies, claims and assessments; the extreme levels of volatility and limited credit currently being experienced in the financial markets; changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events; legal and regulatory developments, such as changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of Treasury and the Federal Reserve Board; our participation, or lack thereof, in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”), including without limitation the Troubled Asset Relief Program (“TARP”), and the Capital Purchase Program (the “CPP”), and the impact of such programs and related regulations on our business and on international, national, and local economic and financial markets and conditions.

Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in forward-looking statements is contained in the “Risk Factors” section included in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) (4) on September 17, 2009 and in the Company’s other periodic reports and filings with the Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.

Any forward-looking statements made by the Company speak only as of the date on which the statements are made and are based on information known to us at that time. We do not intend to update or revise the forward-looking statements made in this press release after the date on which they are made to reflect subsequent events or circumstances, except as required by law.

FINANCIAL TABLES FOLLOW

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	December 31,
	2009	2008
Assets
Cash and due from banks	$568,581	$22,332
Interest-earning deposits	351	548
Total cash and cash equivalents	568,932	22,880
Investment securities - available for sale, at estimated fair value	34,920	59,573
Investment securities - held to maturity, at amortized cost	410,530	498,464
Loans held for sale - at lower of cost or fair value	272,142	291,620
Loans held for investment	1,234,778	1,249,484
Allowance for credit losses	(27,254)	(16,183)
Loans held for investment, net	1,207,524	1,233,301
FHLBank stock, at cost	12,311	29,046
Mortgage servicing rights, net	7,791	9,496
Accrued interest receivable	7,318	8,973
Other receivables	20,384	15,123
Premises and equipment, net	24,406	23,364
Bank owned life insurance	25,942	25,233
Other assets, net	7,453	13,839
Deferred income taxes	14,599	24,100
Foreclosed real estate	13,325	4,417
Total assets	$2,627,577	$2,259,429

Liabilities and shareholders' equity
Liabilities:
Deposits	$2,005,442	$1,724,672
Custodial escrow balances	37,603	29,697
FHLBank borrowings	216,636	226,721
Borrowed money	118,513	119,265
Junior subordinated debentures owed to unconsolidated subsidiary trusts	30,442	30,442
Income tax payable	-	1,140
Other liabilities	23,763	25,543
Total liabilities	2,432,399	2,157,480

Shareholders' equity:
Common stock	3	1
Additional paid-in capital	99,376	23,856
Retained earnings	98,372	100,348
Accumulated other comprehensive loss	(2,573)	(22,256)
Total shareholders' equity	195,178	101,949
Total liabilities and shareholders' equity	$2,627,577	$2,259,429

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share information)

	Quarter Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2009	2008	2009	2009	2008
Interest and dividend income:
Community bank loans	$15,717	$15,439	$15,301	$45,983	$42,451
Wholesale residential loans	3,185	5,004	3,793	11,054	15,619
Other loans	360	576	389	818	2,241
Investment securities	5,721	7,779	6,339	18,961	24,487
Deposits and dividends	253	353	153	519	1,327
Total interest and dividend income	25,236	29,151	25,975	77,335	86,125

Interest expense:
Deposits	3,919	2,921	3,470	10,671	9,086
FHLBank borrowing	2,391	3,645	2,366	7,138	11,101
Other borrowed money	1,892	1,543	1,759	5,437	4,800
Total interest expense	8,202	8,109	7,595	23,246	24,987

Net interest income before provision for credit losses	17,034	21,042	18,380	54,089	61,138
Provision for credit losses	10,106	2,203	6,278	20,565	6,226
Net interest income after provision for credit losses	6,928	18,839	12,102	33,524	54,912

Noninterest income:
Custodial, administrative and escrow services	101	174	171	388	697
Loan administration	1,070	1,175	1,038	3,265	3,833
Gain on sale of loans held for sale	1,244	418	331	1,622	742
Loss on sale of available for sale investment securities	-	-	(46,980)	(46,980)	-
Total other-than-temporary impairment losses	(3,244)	(4,110)	(892)	(4,136)	(4,110)
Portion of loss recognized in OCI (before taxes)	443	-	289	732	-
Net OTTI losses recognized in earnings	(2,801)	(4,110)	(603)	(3,404)	(4,110)

Gain on sale of investment in Matrix Financial Solutions, Inc.	-	-	-	3,567	-
Other	427	1,115	642	1,880	2,369
Total noninterest income	41	(1,228)	(45,401)	(39,662)	3,531

Noninterest expense:
Compensation and employee benefits	6,995	6,764	6,554	19,804	19,153
Subaccounting fees	6,377	4,365	3,983	13,800	14,066
Amortization of mortgage servicing rights	570	491	587	1,951	1,872
Lower of cost or fair value adjustment on loans held for sale	300	610	252	(25)	1,175
Occupancy and equipment	895	716	823	2,510	1,923
Postage and communication	222	237	247	692	676
Professional fees	1,017	880	944	3,056	2,032
Mortgage servicing rights subservicing fees	330	389	344	1,042	1,288
Other general and administrative	4,320	2,476	6,065	13,146	6,631
Total noninterest expense	21,026	16,928	19,799	55,976	48,816

(Loss) income from continuing operations before income taxes	(14,057)	683	(53,098)	(62,114)	9,627
Income tax (benefit) provision	(5,363)	(807)	(19,360)	(23,169)	1,869
(Loss) income from continuing operations	(8,694)	1,490	(33,738)	(38,945)	7,758

Discontinued operations:
Income from operations, net of income tax provision of $0, $2, $20,727, $20,620, and $91, respectively	-	2	37,736	37,525	162
Net (Loss) Income	$(8,694)	$1,492	$3,998	$(1,420)	$7,920

(Loss) Income from continuing operations per share - basic and diluted	$(0.95)	$0.21	$(4.71)	$(4.97)	$1.07
Income from discontinued operations per share - basic and diluted	-	-	5.26	4.79	0.02
Net (Loss) Income per share - basic and diluted	$(0.95)	$0.21	$0.55	$(0.18)	$1.09

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(Unaudited)

	Nine Months Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Assets
Interest-earning assets
Community bank loans:
Commercial real estate	$393,037	$17,231	5.86%	$288,637	$14,289	6.61%
Construction and development	378,932	13,629	4.81	305,303	14,049	6.15
Originated SBA loans	148,572	6,289	5.66	107,118	6,081	7.58
Multifamily	47,257	1,786	5.04	50,148	2,403	6.39
Commercial	120,217	5,005	5.57	108,077	5,250	6.49
Consumer and other loans	54,436	2,043	5.02	10,231	379	4.95
Total community bank loans	1,142,451	45,983	5.38%	869,514	42,451	6.52%

Wholesale assets:
Residential mortgage loans	313,684	11,054	4.70	392,684	15,619	5.30
Purchased SBA loans and securities	129,717	1,633	1.68	162,596	3,977	3.27
Mortgage-backed securities	463,079	18,146	5.22	575,180	22,751	5.27
Total wholesale assets	906,480	30,833	4.54%	1,130,460	42,347	4.99%

Interest-earning deposits	186,574	254	0.18	16,551	307	2.44
FHLBank stock	22,977	265	1.54	36,099	1,020	3.77
Total interest-earning assets	2,258,482	$77,335	4.57%	2,052,624	$86,125	5.60%

Non-interest earning assets
Cash	54,700			18,896
Allowance for credit losses	(24,761)			(12,276)
Premises and equipment	26,088			20,588
Other assets	90,238			84,682
Total non-interest bearing assets	146,265			111,890
Total assets	$2,404,747			$2,164,514

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Passbook accounts	$342	$1	0.25%	$253	$2	0.81%
Money market and NOW accounts	1,441,578	5,653	0.52	1,191,489	8,076	0.91
Certificates of deposit	236,028	5,017	2.84	33,934	1,008	3.97
FHLBank borrowings	219,273	7,138	4.29	419,934	11,101	3.47
Repurchase agreements	79,489	2,743	4.55	78,361	2,124	3.56
Borrowed money and junior subordinated debentures	69,775	2,694	5.09	51,906	2,676	6.77
Total interest-bearing liabilities	2,046,485	23,246	1.50%	1,775,877	24,987	1.86%

Noninterest-bearing liabilities:
Demand deposits (including custodial escrow balances)	218,701			254,867
Other liabilities	19,098			21,759
Total non-interest bearing liabilities	237,799			276,626
Shareholders' equity	120,463			112,011
Total liabilities and shareholders' equity	$2,404,747			$2,164,514

Net interest income before provision for credit losses		$54,089			$61,138
Interest rate spread			3.07%			3.74%
Net interest margin			3.21%			3.99%
Ratio of average interest-earning assets to average interest-bearing liabilities			110.36%			115.58%

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Assets
Interest-earning assets
Community bank loans:
Commercial real estate	$415,695	$6,092	5.81%	$349,329	$5,561	6.33%
Construction and development	363,819	4,239	4.62	335,165	4,912	5.83
Originated SBA loans	157,490	2,316	5.83	119,417	2,082	6.94
Multifamily	43,412	583	5.37	49,457	802	6.49
Commercial	142,473	1,957	5.45	120,811	1,864	6.14
Consumer and other loans	43,893	530	4.79	18,106	218	4.79
Total community bank loans	1,166,782	15,717	5.34	992,285	15,439	6.19

Wholesale assets:
Residential mortgage loans	294,737	3,185	4.32	376,561	5,004	5.32
Purchased SBA loans and securities	124,383	635	2.03	151,608	1,081	2.84
Mortgage-backed securities	419,332	5,446	5.19	543,678	7,274	5.35
Total wholesale assets	838,452	9,266	4.42%	1,071,847	13,359	4.99%

Interest-earning deposits	369,798	176	0.19	15,410	76	1.93
FHLBank stock	12,235	77	2.50	28,659	277	3.85
Total interest-earning assets	2,387,267	$25,236	4.20%	2,108,201	$29,151	5.51%

Non-interest earning assets
Cash	90,087			20,046
Allowance for credit losses	(30,647)			(14,052)
Premises and equipment	24,692			22,741
Other assets	80,075			90,072
Total non-interest bearing assets	164,207			118,807
Total assets	$2,551,474			$2,227,008

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Passbook accounts	$342	$-	0.25%	$250	$1	0.85%
Money market and NOW accounts	1,472,807	1,842	0.50	1,249,288	2,504	0.80
Certificates of deposit	353,714	2,077	2.33	42,959	416	3.85
FHLBank borrowings	216,837	2,391	4.31	427,431	3,645	3.34
Repurchase agreements	78,741	923	4.59	80,045	647	3.16
Borrowed money and junior subordinated debentures	70,442	969	5.38	52,806	896	6.64
Total interest-bearing liabilities	2,192,883	8,202	1.48%	1,852,779	8,109	1.73%

Noninterest-bearing liabilities:
Demand deposits (including custodial escrow balances)	202,592			245,763
Other liabilities	12,101			22,283
Total non-interest bearing liabilities	214,693			268,046
Shareholders' equity	143,898			106,183
Total liabilities and shareholders' equity	$2,551,474			$2,227,008

Net interest income before provision for credit losses		$17,034			$21,042
Interest rate spread			2.72%			3.78%
Net interest margin			2.84%			3.99%
Ratio of average interest-earning assets to average interest-bearing liabilities			108.86%			113.79%

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
OPERATING RATIOS AND OTHER SELECTED DATA
(Unaudited)
(Dollars in thousands, except share information)

	Quarter Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2009	2008	2009	2009	2008

Income from continuing operations per share - basic	$(0.95)	$0.21	$(4.71)	$(4.97)	$1.07
Income from continuing operations per share - assuming dilution	$(0.95)	$0.21	$(4.71)	$(4.97)	$1.07

Income from discontinued operations per share - basic	$-	$-	$5.26	$4.79	$0.02
Income from discontinued operations per share - assuming dilution	$-	$-	$5.26	$4.79	$0.02

Net income per share - basic	$(0.95)	$0.21	$0.55	$(0.18)	$1.09
Net income - assuming dilution	$(0.95)	$0.21	$0.55	$(0.18)	$1.09

Weighted average shares – basic	9,186,806	7,198,398	7,182,516	7,834,636	7,178,169
Weighted average shares – assuming dilution	9,186,806	7,198,398	7,182,516	7,834,636	7,181,124
Number of shares outstanding at end of period	27,345,564	7,224,111	7,341,827	27,345,564	7,224,111

Operating Ratios & Other Selected Data (1)
Return on average equity	NM	5.61%	NM	NM	9.23%
Operating efficiency ratios (3)	NM	82.96%	NM	NM	72.59%
Book value per share (end of period)	$7.14	$13.90	$17.66	$7.14	$13.90
Yield on assets	4.20%	5.51%	4.69%	4.57%	5.60%
Cost of liabilities	1.48%	1.73%	1.50%	1.50%	1.86%
Net interest margin (2)	2.84%	3.99%	3.32%	3.21%	3.99%

Asset Quality Information (1)
Community bank allowance for credit losses	$26,350	$13,021	$24,564	$26,350	$13,021
Allowance to community bank loans(4)	2.47%	1.33%	2.26%	2.47%	1.33%
Residential allowance for credit losses	$867	$886	$917	$867	$886
Allowance to residential loans(4)	0.92%	0.67%	0.90%	0.92%	0.67%
Allowance for credit losses	$27,254	$13,952	$25,520	$27,254	$13,952
Allowance for credit losses to total loans(4)	2.21%	1.16%	2.02%	2.21%	1.16%
Community bank net charge offs (4)	$8,333	$13	$842	$9,455	$80
Residential net charge offs (4)	39	-	-	39	194
Commercial nonperforming loans (4)	24,628	5,832	24,559	24,628	5,832
Residential nonperforming loans (4)	3,729	2,425	3,867	3,729	2,425
Commercial guaranteed nonperforming loans (4)	50	88	101	50	88
Nonperforming loans held for investment	28,357	8,985	28,426	28,357	8,985
Nonperforming loans held for sale	11,174	6,123	10,360	11,174	6,123
Real estate owned	13,325	2,693	3,920	13,325	2,693
Total nonperforming assets and REO	52,856	17,801	42,706	52,856	17,801
Total residential loans allowance to nonperforming residential loans (4)	23.25%	36.54%	23.71%	23.25%	36.54%
Ratio of allowance for credit losses to total nonperforming loans	96.11%	155.28%	89.78%	96.11%	155.28%
Total nonperforming residential loans to total residential loans (4)	3.95%	1.83%	3.80%	3.95%	1.83%
Total nonperforming community bank loans to total community bank loans (4)	2.31%	0.60%	2.26%	2.31%	0.60%
Total nonperforming assets and REO to total assets (5)	1.59%	0.52%	1.34%	1.59%	0.52%

NM - Not Meaningful
(1) Calculations are based on average daily balances where available and monthly averages otherwise, as applicable.
(2) Net interest margin has been calculated by dividing net interest income before credit losses by average interest earning assets.
(3) The operating efficiency ratios have been calculated by dividing noninterest expense, excluding amortization of mortgage servicing rights, by operating income. Operating income is equal to net interest income before provision for credit losses plus noninterest income. Such ratios are not meaningful for the quarter and nine months ended September 30, 2009 due to the loss on sale of available for sale investment securities.

(4) Excludes loans held for sale.
(5) Excludes nonperforming loans held for sale.

UNITED WESTERN BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
(Dollars in thousands)

Appendix I

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2009	2008	2009	2009	2008
(Loss) income from continuing operations	$(8,694)	$1,490	$(33,738)	$(38,945)	$7,758
Income tax (benefit) expense	(5,363)	(807)	(19,360)	(23,169)	1,869
(Loss) income from continuing operations before taxes	(14,057)	683	(53,098)	(62,114)	9,627
Provision for credit losses	10,106	2,203	6,278	20,565	6,226
Loss on securities	-	-	46,980	46,980	-
Loss on disposition of legacy assets owned by non-core subsidiary	-	-	1,785	1,785	-
Loss at UWBK Colorado Fund	-	-	672	672	-
FDIC Special Assessment	-	-	1,080	1,080	-
OTTI Losses	2,801	4,110	603	3,404	4,110
Gain on sale of investment (1)	-	-	-	(3,567)	-

Adjusted core earnings	$(1,150)	$6,996	$4,300	$8,805	$19,963

(1) Represents nonrecurring gain on sale of investment in first quarter of 2009.

Adjusted core earnings (earnings before income taxes, provision for credit losses, loss on securities, loss on disposition of legacy assets owned by non-core subsidiary, loss at UWBK Colorado Fund, FDIC special assessment, OTTI losses and gain on sale of investment) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company's ability to generate core earnings from operations. The Company presents adjusted core earnings as it believes that it provides useful information to both management and investors by excluding specific revenues, costs and expenses that the company believes are not indicative of core operating results. The presentation of adjusted core earnings should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. The reconciliation set forth above is provided in accordance with Regulation G and reconciles (loss) income from continuing operations with core earnings. This may not be comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted core earnings is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined with GAAP.

	Weighted
	Average	Loss from
	Shares	Continuing	Loss per
	Outstanding	Operations	Share
	(Dollars in thousands, except per share data)

Weighted average shares outstanding during the period:	9,186,806	$(8,694)	$(0.95)
Less weighted average shares outstanding related to the September 22, 2009 Public Offering:	(659,341)	-	-
Weighted average shares outstanding during the period related to the Public Offering assuming it occurred on July 1, 2009:	20,000,000	-	-
Total weighted average shares outstanding during the period:	28,527,465	$(8,694)	$(0.30)